UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) June 1, 2005
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                          Ovation Products Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 000-51145                                 02-0510323
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         (Commission File Number)              (IRS Employer Identification No.)

           395 Dunstable Road
          Nasuah, New Hampshire                               03062
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(Address of Principal Executive Offices)                    (Zip Code)

                                 (603) 891-3224
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      Agreement with Robert MacDonald

      On June 1, 2005 Ovation Products Corporation ("Ovation"), entered into an employment agreement (the "Employment Agreement") with Robert MacDonald, a member of Ovation's Board of Directors. Mr. Macdonald had previously served as Chairman of Ovation's Board of Directors from January 2002 through May 2005.

      Under the terms of the Employment Agreement:

      o     Mr. MacDonald will receive a base salary of $150,000 per year;

      o Mr. MacDonald will be eligible to receive a discretionary incentive or other cash bonus, to be awarded by Ovation's Board of Directors. Following Ovation achieving profitability, Mr. MacDonald will be eligible to receive a cash bonus targeted at not less than 30% of his base salary;

      o Mr. MacDonald will be eligible to receive stock options under Ovation's 1999 Stock Option Plan. The Employment Agreement provides that the following awards will be issued to Mr. MacDonald:

            o Options to purchase 100,000 of Ovation's common stock at an exercise price of $5.00 per share to be granted on the effective date of the Employment Agreement. These options will vest 25% immediately and the balance vesting monthly over a period of 48 months;
            o Options to purchase 20,000 shares of Ovation's common stock at an exercise price determined at the time of grant by the Board of Directors to be fair market value and to be granted upon Ovation raising $3 million of equity or debt capital or corporate partner funding after the date of the Employment Agreement. These options will vest 50% immediately and the balance monthly over 24 months;
            o Options to purchase 30,000 shares of common stock at an exercise price determined at the time of grant by the Board of Directors to be fair market value and to be granted upon Ovation raising $5 million of cumulative equity or debt capital or corporate partner funding after the date of the Employment Agreement. These options will vest 50% immediately and the balance monthly over 24 months; and
            o Options to purchase 50,000 shares of Ovation common stock at an exercise price determined at the time of grant by the Board of Directors to be fair market value and to be granted upon the earlier of (a) Ovation raising $10 million of cumulative equity or debt capital or corporate partner funding after the date of the Employment Agreement, or (b) the Company achieving annual profitability over a period consisting of four consecutive financial quarters. These options will vest 50% immediately and the balance monthly over 24 months.


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

                  In the event of an initial public offering or a change in control, or the sale of all or substantially all of Ovation's assets, all stock options awarded to Mr. MacDonald will vest immediately. The options granted to Mr. Macdonald may be exercised until the earlier of 5 years following the termination of Mr. MacDonald's employment or 10 years after grant.

      o The Employment Agreement provides that if Ovation terminates Mr. MacDonald's employment without Cause (as defined in the Employment Agreement) or Mr. MacDonald terminates his employment for Good Reason (as defined in the Employment Agreement):

            o Mr. MacDonald shall receive a lump sum amount equal to one month's salary for each full year of employment; and

            o all unvested stock options or stock awards which have not yet vested or being issued but were scheduled to vest or be issued within three months after the date of termination, shall vest or be issued, respectively, immediately upon such termination by Ovation.

      Loan from SJE Rhombus

      On June 1, 2005 S.J. Electro Systems, Inc., doing business as SJE Rhombus ("SJE"), a current Ovation shareholder, agreed to loan $60,000 to Ovation to fund its ongoing operational expenses (the "SJE Loan"). Under the terms of the Promissory Note and Warrant, Ovation has agreed to repay the principal amount of the loan on June 1, 2006. Interest will accrue and compound monthly at the Prime Rate (as defined in the Promissory Note) plus 1% (the "Interest Rate") and will be payable monthly. The SJE Loan is subject to customary terms and conditions, including acceleration and penalty interest of 7% above the Interest Rate in the event of certain defaults or events of non-payment.

      SJE also received a warrant to purchase up to 12,000 shares (the "Warrant Shares") of Ovation's common stock at $5.00 per share, which warrant is exercisable until June 1, 2015, subject to adjustment. The Warrant also provides certain registration rights to SJE with respect to the Warrant Shares. The Warrant was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, for sales by an issuer not involving any public offering.

Item 3.02 Unregistered Sales of Equity Securities

      The information set forth above under Item 1.01 of this Current Report under "Loan from SJE Rhombus" is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On June 1, 2005, Ovation entered into the Employment Agreement with Robert MacDonald, a member of Ovation's Board of Directors.

      Mr. MacDonald has been a member of Ovation's Board of Directors since 1996 and was a founding shareholder of Ovation. From 1997 to 2003, Mr. MacDonald held the positions of President, Chief Executive Office or Chairman of the board of directors of BioGroup, Inc., a consulting and software development partnership between Ernst & Young and Dr. Stuart Kauffman (of the Sante Fe Institute) which specialized in the application of complexity theory for Fortune 500 clients. Since February 2003, Mr. MacDonald has been President, Chief Executive Officer and Chairman of the board of directors of BiosGroup, Inc. and, on a part-time basis and as the sole employee, has been running BiosGroup as a holding company for several companies in which BiosGroup holds minority interests. In February 2003, BiosGroup sold its consulting assets to Nutech Solutions, Inc, a consulting firm that offers services similar to those previously provided by BiosGroup. Mr. MacDonald has served on the board of directors of Nutech since March 2003 and as Chairman of the board of directors since September 2003. Mr. MacDonald also is a member of the board of directors of Genpathway Corporation, a systems biology company, and of Commodicast, Inc. an advanced analytics company specializing in solutions for companies operating in the pharmaceutical, biotech, financial services, energy and manufacturing sectors. BiosGroup holds minority ownership interests in Nutech, Genpathway and Commodicast. Mr. MacDonald received a BS in Engineering Physics in 1966 and an ME in Electrical Engineering in 1967 from Cornell University, and an MBA from Harvard Business School in 1973.


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

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005              Ovation Products Corporation


                                By: /s/ William Lockwood
                                    ----------------------------------
                                Name: William Lockwood
                                Title: President and Chief Operating Officer


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

                                  Exhibit Index

Exhibit No.             Description
-----------             -----------

10.1 Employment Agreement by and between Ovation Products Corporation and Robert MacDonald, dated as of June 1, 2005.


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